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                                 EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

                                  __________


     We consent to the incorporation by reference in the registration statement of Seer Technologies, Inc. on Forms S-8 (File Nos. 33-97856 and 33-97858) of our reports dated November 7, 1996, on our audits of the consolidated financial statements of Seer Technologies, Inc., as of September 30, 1996, and for the years ended September 30, 1996, 1995 and 1994, which reports are included in this Annual Report on Form 10-K.


                              /s/COOPERS & LYBRAND L.L.P.
Washington, D.C.
December 30, 1996

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